Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "AEROCENTURY CORP.", CHANGING ITS NAME FROM "AEROCENTURY CORP." TO "MEGA MATRIX CORP.", FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF MARCH, A.D. 2022, AT 10:41 O`CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE TWENTY-FIFTH DAY OF MARCH, A.D. 2022.

Jeffrey W. Bullock, Secretary of State

2716968 8100
SR# 20221059918

Authentication: 202968859
Date: 03-21-22

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:41 AM 03/18/2022
FILED 10:41 AM 03/18/2022
SR 20221059918 - File Number 2716968

CERTIFICATE OF AMENDMENT
TO THE
SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
AEROCENTURY CORP.

AeroCentury Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation") DOES HEREBY CERTIFY:

1. This Certificate of Amendment (the "Certificate of Amendment") amends certain provisions of the Second Amended and Restated Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware on September 29, 2021 and as amended on December 23, 2021 (the "Certificate of Incorporation").

2. ARTICLE I to the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

"ARTICLE I.
NAME

The name of the Corporation is Mega Matrix Corp."

3. The foregoing amendment was duly adopted in accordance with the provisions of Sections 141 and 242(b)(1) of the General Corporation Law of the State of Delaware, which provides that no meeting or vote of stockholders shall be required to adopt an amendment to the certificate of incorporation that effects only changes of a corporation's name.

4. All other provisions of the Certificate of Incorporation shall remain in full force and effect.

5. This Certificate of Amendment to the Certificate of Incorporation of the Corporation shall become effective on March 25, 2022.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by Yucheng Hu, its Chief Executive Officer, this 18th day of March, 2022.

Yucheng Hu

Yucheng Hu, Chief Executive Officer